Exhibit 17.5

Thomas L. Owsley

1709 North 22nd Court

Arlington, VA 22209

August 16, 2006

VIA FACSIMILE 703-729-7372

Therese Hathaway, Esq.

Corporate Secretary

Telos Corporation

19886 Ashburn Road

Ashburn, VA 20147

Dear Ms. Hathaway.

I am writing to inform Telos Corporation that I hereby resign from the Telos Corporation board of directors, effective immediately.

Sincerely,

Thomas L. Owsley

cc:	Geoffrey B. Baker
David Borland
Norman P. Byers
Robert J. Marino
Langhorne A. Motley
Malcolm M. B. Sterrett
Bruce J. Stewart
John B. Wood